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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH [20], 2003

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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)

                    OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. __)


Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  |X|

         Check the appropriate box:

         [ ]      Preliminary Proxy Statement
         [ ]      Confidential, For Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         |X|      Soliciting Material Pursuant to Rule 14a-12

                             HERCULES INCORPORATED

               (Name of Registrant as Specified in Its Charter)

              Hercules Shareholders' Committee for New Management
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

News Release
--------------------------------------------------------------------------------
Hercules Shareholders' Committee For New Management * 17 State Street *
New York, New York  10004



Contact:          Karen J. Carroll
                  212-821-1602

                    THE HERCULES SHAREHOLDERS' COMMITTEE
                 FOR NEW MANAGEMENT ANNOUNCES PROXY CONTEST
           ______________________________________________________

      NEW YORK, NY, MARCH 20, 2003 - The Hercules Shareholders' Committee for New Management, in its filing of a preliminary proxy statement with the SEC today, announced that it will solicit proxies to elect four candidates to the Board of Directors of Hercules Incorporated (NYSE:HPC) at the upcoming 2003 Annual Meeting. The Committee is comprised of International Specialty Products Inc. ("ISP"), a privately-held international specialty chemicals company, four current members of the Hercules Board (the "minority directors"), and the Committee's four nominees for this year's proxy contest.

      The four current Hercules Board members are Samuel J. Heyman, ISP's Chairman, Raymond S. Troubh, a member of a number of corporate boards and a former General Partner of Lazard Freres & Co., Sunil Kumar, ISP's Chief Executive Officer, and Gloria Schaffer, former Connecticut Secretary of State and member of the Federal Civil Aeronautics Board. The Committee's four nominees are Harry Fields, a former senior executive at International Flavors and Fragrances, Inc. and a member of that company's Board, Anthony
T. Kronman, Dean of Yale Law School, Vincent Tese, Chairman of Wireless Cable International Inc. and a former Chairman and Chief Executive Officer of New York State's Urban Development Corporation, and Gerald Tsai, Jr., a member of a number of corporate boards and former Chairman and Chief Executive Officer of Primerica Corporation.

      The minority directors were elected following a successful proxy contest at Hercules' 2001 Annual Meeting and have served on the Hercules Board since that time. The Committee's four nominees, if elected, together with the minority directors, will constitute a majority of the Hercules Board which is currently composed of thirteen members.

      The date of the 2003 Annual Meeting has not yet been announced by Hercules, but the Committee, in a letter today to Dr. Joyce, has asked that the Board schedule a meeting at the "earliest practicable time ... so that we can put this behind us and determine a future direction for the Company without unnecessary delay."

      ISP is the second largest shareholder of Hercules, owning almost 9.9 million shares (approximately 9.1%) of Hercules common stock, having been a Hercules shareholder for the last two and one-half years.

                           * * * * * * * * * * *

      ISP, Samuel J. Heyman, Raymond S. Troubh, Sunil Kumar, Gloria Schaffer, Harry Fields, Anthony T. Kronman, Vincent Tese and Gerald Tsai and certain other persons may be deemed participants in the solicitation of proxies from the shareholders of Hercules Incorporated ("Hercules") in connection with Hercules' 2003 Annual Meeting of Shareholders. Information concerning such participants is available in the Hercules Shareholders' Committee for New Management's (the "Committee") preliminary proxy statement on Schedule 14A (the "Preliminary Proxy Statement") filed by the Committee with the Securities and Exchange Commission (the "SEC") on March 20, 2003.

      SHAREHOLDERS OF HERCULES ARE ADVISED TO READ THE COMMITTEE'S DEFINITIVE PROXY STATEMENT (THE "DEFINITIVE PROXY STATEMENT") IN CONNECTION WITH THE COMMITTEE'S SOLICITATION OF PROXIES FROM HERCULES SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of Hercules and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and any other documents filed by the Committee with the SEC, at the SEC's Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and these other documents may also be obtained free of charge by contacting Georgeson Shareholder Communications Inc., the firm assisting the Committee in the solicitation of proxies, toll-free at 1-866-288-2190.